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                                                                   EXHIBIT 23.2



                              ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports for PentaStar Communications, Inc. dated August 10, 1999; ICM Communications Integration Inc., dated July 23, 1999; and DMA Ventures, Inc., d.b.a. Access Communications dated August 6, 1999 (No. 333-85281) and to all references to our Firm included in this Registration Statement on Form SB-2 dated September 23, 1999.




/s/ ARTHUR ANDERSEN


Denver, Colorado,

 September 23, 1999.